Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO WAREHOUSING
CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of December 6, 2012, by and among WALKER & DUNLOP, LLC (the “Borrower”), BANK OF AMERICA, N.A., as credit agent (the “Credit Agent”), and the lenders party hereto (the “Lenders”).

R E C I T A L S

The Borrower, the Credit Agent, and Bank of America, in its capacity as a Lender, are parties to, among other documents, instruments, and agreements: (a) a certain Warehousing Credit and Security Agreement dated as of September 4, 2012 (as the same may be amended, supplemented, restated, amended and restated, renewed, replaced, extended or otherwise modified, as the case may be, from time to time, the “Loan Agreement”), and (b) a certain Temporary Increase Agreement dated as of September 28, 2012 (the “Temporary Increase Agreement”).

Capitalized terms used in this Amendment without definition have the meanings specified therefor in the Loan Agreement and the Temporary Increase Agreement, as applicable.

On, and subject to, the terms and conditions set forth herein, the Credit Agent and the Lenders desire to amend the Loan Agreement to, among other things, provide for the joinder of TD Bank, N.A. (“TD”) as a Lender under the Loan Agreement.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Joinder of TD; Agreements Regarding Warehousing Commitment Amounts and Warehousing Credit Limit.  Effective as of the First Amendment Effective Date (as hereafter defined), the following agreements shall become effective, and the Loan Agreement shall be deemed amended accordingly:

(a)                                 Section 1.2 of the Loan Agreement, and all defined terms therein, shall be deemed deleted in their entirety.

(b)                                 TD shall be deemed (i) to have issued a Warehousing Commitment in the amount of the Warehousing Commitment Amount set forth opposite its name on Exhibit M to this Amendment, and (ii) to have become a party to the Loan Agreement as a Lender.  The Borrower shall execute and deliver to TD a Warehousing Note in the amount of TD’s Warehousing Commitment Amount (the “TD Note”).

(c)                                  The Warehousing Commitment Amount of Bank of America shall be as set forth opposite its name on Exhibit M to this Amendment, comprised of two components as set forth therein, i.e., the “Base Commitment Amount” and the “Second Temporary Increase Commitment Amount.”  The Borrower shall execute and deliver to Bank of America an amended and restated Warehousing Note to evidence the Base Commitment Amount and a Second Temporary Increase Note to evidence the Second Temporary Increase Commitment Amount (collectively, the “Bank of America Notes,” and, together with the TD Note, the “First Amendment Notes”).

(d)                                 The definition of the term “Required Lenders” is hereby amended by adding the following at end of the proviso set forth therein, before the period:

“; and provided, further, however, at any time while TD and Bank of America are the only Lenders party to the Loan Agreement, the term “Required Lenders” shall mean each Lender which at the time of reference is not a Delinquent Lender.”

(e)                                  Exhibit M to the Loan Agreement is deleted in its entirety and replaced with the form of Exhibit M to this Amendment.

(f)                                   The “Warehousing Credit Limit” at any time of reference shall be the aggregate of the Warehousing Commitment Amounts of the Lenders at such time.  For the avoidance of doubt, subject to applicable provisions of the Loan Agreement: (i) during the period (such period, the “Bulge Period”) from, and including, the Effective Date to, and including (subject to the payment required pursuant to Section 2(e) hereof), January 31, 2013 (the “Step-Down Date”), the Warehousing Credit Limit will be $975,000,000, and (ii) from, and including, the Step-Down Date (as of 2:00 p.m., Boston time) and thereafter, the Warehousing Credit Limit will be $575,000,000.

(g)                                  Subject to the satisfaction of all other conditions set forth in the Loan Agreement for Eligible Loans, the only Investors acceptable to issue Purchase Commitments for each Mortgage Loan listed on Schedule 1 annexed hereto are the Persons listed on Schedule 1 annexed to this Amendment as acceptable Investors with respect to such Mortgage Loan.

2.                                      Additional Agreements.

(a)                                 TD (i) confirms it has received a copy of the Loan Agreement and the other Loan Documents (other than the Temporary Increase Agreement, which will terminate upon the satisfaction by the Borrower of its obligations thereunder to be performed as of the Effective Date as required pursuant to the terms thereof and of this Amendment) to which the Lenders are a party, and has received or has been afforded the opportunity to receive copies of such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to issue its Warehousing Commitment under the Loan Agreement, (ii) confirms it has, independently and without reliance upon Bank of America, in any capacity, or any Affiliate of Bank of America, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to issue its Warehousing Commitment under the Loan Agreement, (iii) agrees to provide any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by TD, (iv) agrees that it will, independently and without reliance on the Credit Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in connection with the Loan and the Loan Documents, and (v) hereby joins in the execution of, and becomes a party to, the Loan Agreement as a Lender, and assumes and agrees to perform in accordance with their terms all of the agreements and obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, as if TD were a signatory to the Loan Agreement and the other Loan Documents to which the Lenders are parties, and were expressly named as a Lender therein.

(b)                                 The Borrower hereby agrees that, from and after the First Amendment Effective Date, TD shall be a party to the Loan Agreement and the other Loan Documents as a “Lender” thereunder for all purposes and shall be entitled to all rights, benefits, and privileges of a Lender thereunder.

(c)                                  On the First Amendment Effective Date:

(i)                                     Immediately prior to the effectiveness of this Amendment, the Temporary Commitment Increase Period shall end, the Temporary Increase Commitment shall terminate, and the Temporary Commitment Increase Termination Date shall be deemed to occur.

(ii)                                  The Borrower shall make a principal payment to the Credit Agent (with accrued and unpaid interest thereon), for the sole account of Bank of America, in an amount as shall be necessary — together with any other prepayments of the Loan made on such date — to reduce the outstanding principal amount of the Loan to an amount that shall not then exceed (A) the Warehousing Credit Limit, after giving effect to (x) this Amendment, and (y) the expiration of the Temporary Commitment Increase Period, or (B) any lesser amount then permitted to be outstanding under applicable provisions of the Loan Agreement.

(iii)                               TD shall make available to the Credit Agent, in immediately available funds, for the sole account of Bank of America, an amount (which shall not exceed the amount of TD’s Commitment Amount as set forth on Exhibit M attached to this Amendment) equal to TD’s Commitment Percentage of the then outstanding principal amount of the Loan (after giving effect to any principal payment to be made by the Borrower pursuant to the preceding subsection (ii) and any other prepayment of the Loan made on such date), to be treated as a Warehousing Advance made by TD on such date, so that, after such advance by

TD and payments to Bank of America, the respective outstanding principal balances of TD’s and Bank of America’s respective Warehousing Advances shall be equal to the product of (x) their then respective Commitment Percentages (as in effect during the Bulge Period as set forth on Exhibit M), multiplied by (y) the then outstanding principal amount of the Loan (after giving effect to the prepayment thereof required hereunder and any other prepayments made on such date).  Interest accruing on the principal amount of the Loan corresponding to the amount paid by TD to Bank of America pursuant to this subsection shall, after payment thereof by the Borrower to the Credit Agent on the due date therefor, be allocated by the Credit Agent between TD and Bank of America to appropriately reflect the timing of TD’s payment to Bank of America.

(d)                                 On or before the First Amendment Effective Date, the Borrower shall execute and deliver to the Credit Agent a fee letter (the “First Amendment Fee Letter”), in form and substance acceptable to the Credit Agent.  The Borrower shall timely pay such fees and other amounts as from time to time shall become due and payable thereunder in accordance with the terms thereof.

(e)                                  By 2:00 p.m. (Boston time) on the Step-Down Date, the Borrower shall, without notice or demand, make a principal payment to the Credit Agent (with accrued and unpaid interest thereon), for the account of the Lenders, in an amount as shall be necessary — together with any other prepayments of the Loan made on such date — to reduce the outstanding principal amount of the Loan to an amount that shall not then exceed the maximum principal balance of the Loan then permitted to be outstanding under the Loan Agreement, after giving effect to the expiration of the Bulge Period and the resulting reduction of the Warehousing Credit Limit.  Any such payment required hereunder shall be allocated and distributed by the Credit Agent to the Lenders, as prepayments of their respective outstanding Warehousing Advances (with accrued and unpaid interest thereon), in such amounts as shall be necessary so that the resulting outstanding principal balances of their respective Warehousing Advances shall be equal to the product of (i) their then respective Commitment Percentages (after giving effect to the changes in Warehousing Commitment Amounts occurring on the Step-Down Date as set forth on Exhibit M), multiplied by (ii) the then outstanding principal amount of the Loan (after giving effect to the prepayment thereof required hereunder and any other prepayments made on such date).

3.                                      Temporary Increase Agreement.  Nothing herein shall affect the Borrower’s obligations under the Temporary Increase Agreement; provided, however, (a) the determination of the maximum principal balance of the Loan permitted to be outstanding under the Loan Agreement on the Temporary Commitment Increase Termination Date shall be made after giving effect to applicable provisions of Section 1 of this Amendment, but otherwise in accordance with applicable provisions of the Loan Agreement, and (b) on the First Amendment Effective Date the Credit Agent will calculate any Usage Fee payable under Section 5(a) of the Temporary Increase Agreement, and any Lender’s return payable under Section 5(b) of the Temporary Increase

Agreement.  Any such amounts as are determined to be payable shall be due and payable by the Borrower, for the sole account of Bank of America, on the First Amendment Effective Date.

4.                                      Acknowledgments by Borrower.  The Borrower acknowledges, confirms and agrees that:

(a)                                 This Amendment, the First Amendment Notes, and the First Amendment Fee Letter are Loan Documents.  All references in any Loan Document to the Borrower’s Obligations shall include the Obligations as amended by this Amendment, and the Borrower’s obligations under the First Amendment Notes and the First Amendment Fee Letter.

(b)                                 Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represents and warrants that:

(i)                                     No Default or Event of Default exists as of the date the Borrower executes this Amendment, nor will a Default or Event of Default exist as of the First Amendment Effective Date.

(ii)                                  The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the First Amendment Effective Date, except as to (A) matters which speak to a specific date, and (B) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii)                               The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment and the First Amendment Notes, has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the First Amendment Notes, and the person executing and delivering this Amendment on behalf of the Borrower is and will be duly authorized to do so.

(iv)                              This Amendment constitutes, and the First Amendment Notes will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c)                                  The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the

Credit Agent and the Lenders in connection with this Amendment and any prior matters involving the Loan.

(d)                                 The Borrower acknowledges that it has no defenses, set offs or counterclaims with respect to any of its obligations to the Credit Agent or the Lenders, and hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of the First Amendment Effective Date against the Credit Agent or any Lender, or their respective Affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or any other Loan Document or the administration thereof or the obligations created thereby (including pursuant to this Amendment).

5.                                      Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by the Credit Agent and the Lenders of, the following conditions, and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Credit Agent and the Lenders, in their sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “First Amendment Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent and the Lenders:

(a)                                 Delivery by the Borrower to the Credit Agent and each Lender of the following:

(i)                                     This Amendment, duly executed by the Borrower, the Credit Agent and each Lender.

(ii)                                  The First Amendment Fee Letter, duly executed by the Borrower.

(iii)                               Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of an authorized officer the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Amendment and any other documents to be executed and delivered in connection herewith, and to execute and deliver the First Amendment Notes, and (B) the identity, authority and capacity of each officer of the Borrower authorized to act on its behalf in connection with this Amendment and the other Loan Documents.

(iv)                              A copy of the Operating Agreement of the Borrower, as amended and in effect as of the First Amendment Effective Date, certified by an appropriate officer thereof, or a certificate of an appropriate officer of the Borrower that there have been no amendments thereto since the Closing Date.

(v)                                 An opinion of counsel to the Borrower in form and substance satisfactory to the Credit Agent.

(vi)                              Such other documents as the Credit Agent or any Lender reasonably may require, duly executed and delivered.

(b)                                 The Borrower shall have executed and delivered (i) the TD Note to TD, and (ii) the Bank of America Notes to Bank of America.

(c)                                  No Default or Event of Default shall have occurred and be continuing, or will be caused by or result from the Borrower’s execution and delivery of this Amendment and the documents, instruments, and agreements related hereto, or the performance by the Borrower of its obligations thereunder.

(d)                                 The representations and warranties of the Borrower contained in this Amendment or in any document, instrument, or agreement delivered or to be delivered in connection with this Amendment (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the First Amendment Effective Date as if made on and as of such date.

(e)                                  In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will, promptly following their receipt of an appropriate invoice therefor, pay or reimburse the Credit Agent and each Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment and any other documents in connection herewith and the matters addressed in and contemplated by, this Amendment.

(f)                                   The Credit Agent shall have received payment in immediately available funds of all amounts payable on the First Amendment Effective Date pursuant to this Amendment, including, without limitation, any amounts payable pursuant to Section 3 hereof and amounts payable on the First Amendment Effective Date pursuant to the First Amendment Fee Letter.

6.                                      Miscellaneous.

(a)                                 This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)                                 This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver originally signed counterparts of this Amendment to each other party, upon request.

(c)                                  This Amendment constitutes the complete agreement among the Borrower, the Credit Agent, and the Lenders with respect to the subject matter of this Amendment and supersedes all prior agreements and understanding relating to the subject matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d)                                 Time is of the essence with respect to all aspects of this Amendment.

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Executed as a sealed instrument as of the date first above written.

WALKER & DUNLOP, LLC

By	/s/ Deborah A. Wilson
Name: Deborah A. Wilson
Title: EVP, CFO & Treasurer

BANK OF AMERICA, N.A., as Credit Agent and a Lender

By	/s/ Jane E. Huntington
Name: Jane E. Huntington
Title: Senior Vice President

TD BANK, N.A., as a Lender

By	/s/ Richard F. Hay
Name: Richard F. Hay
Title: Vice President

Signature page to First Amendment to Warehousing Credit and Security Agreement

SCHEDULE 1

Certain Approved Investors for Certain Mortgage Loans

Mortgage Loan	Approved Investors

Fairfield	Freddie Mac

TGM	Credit Suisse Securities

Waterfront	Bank of America Securities
Citigroup/Smith Barney Securities
Credit Suisse Securities
Deutsche Securities
Duncan-Williams, Inc.
Freddie Mac
Goldman Sachs Securities
JP Morgan Securities Inc.
Morgan Stanley Securities
Nomura Securities
RBC Securities
RBS Securities
UBS Securities
Wells Fargo Securities

45-40 Center Blvd	Bank of America Securities
Citigroup/Smith Barney Securities
Credit Suisse Securities
Deutsche Securities
Duncan-Williams, Inc.
Goldman Sachs Securities
JP Morgan Securities Inc.
Morgan Stanley Securities
Nomura Securities
RBC Securities
RBS Securities
UBS Securities
Wells Fargo Securities

EXHIBIT M

Effective as of December 6, 2012

Lender Name and Notice Information	Commitment Amount	Commitment Percentage

Bank of America, N.A.

225 Franklin Street

MA1-225-02-04, 2nd Floor
Boston Massachusetts 02110

Attention: Jane E. Huntington
                                                          Senior Vice President
Fax No.: (617) 346-5025
e-mail: jane.e.huntington@baml.com

During the Bulge Period:

$825,000,000 (comprised of a Base Commitment Amount of $425,000,000, plus a Second Temporary Increase Commitment Amount of $400,000,000)

After the Bulge Period:

$425,000,000 (i.e., only the Base Commitment Amount)

		During the Bulge Period: 84.615384615% After the Bulge Period: 73.913043479%
TD Bank, N.A. 317 Madison Avenue New York, New York 10017 Attention: Richard Hay Fax No: (212) 299-5750 e-mail: Richard.Hay@td.com	$150,000,000	During the Bulge Period: 15.384615385% After the Bulge Period: 26.086956521%
	TOTAL: During the Bulge Period: $975,000,000 After the Bulge Period: $575,000,000	TOTAL: 100%

As used in this Exhibit M, capitalized terms have the respective meanings therefor set forth in the Warehousing Credit and Security Agreement dated as of September 4, 2012 among Walker & Dunlop, LLC, Bank of America, N.A., as Credit Agent, and the Lenders party thereto, and that certain First Amendment thereto dated as of December 6, 2012, as applicable.